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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-64331), the Registration Statement Form S-2A on Form S-3 (No. 333-49135), the Registration Statement Form S-3 (No. 333-70342), the Registration Statement Form S-3 (No. 333-60462), and the Registration Statement Form S-8 (No. 333-59596) of our report dated February 28, 2003 (except Note 13, as to which the date is March 11, 2003) with respect to the consolidated financial statements of EXCO Resources, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2002.

Dallas, Texas
March 24, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS